Exhibit 99.1

CONTACT: Rob Seelig (603) 640-2212

WHITE MOUNTAINS REPORTS THIRD QUARTER RESULTS

HAMILTON, Bermuda (November 7, 2022) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,439 and adjusted book value per share of $1,471 as of September 30, 2022. Book value per share and adjusted book value per share both increased 28% in the third quarter of 2022. Book value per share and adjusted book value per share increased 23% and 24% in the first nine months of 2022, including dividends. The increase in book value per share and adjusted book value per share was driven primarily by the net gain from the sale of NSM.

Manning Rountree, CEO, commented, “ABVPS was up 28% in the quarter. The main driver was the gain on our sale of NSM, which closed on August 1 and added roughly $300 to ABVPS. Aside from this, ABVPS was up slightly driven primarily by good operating results at our businesses, partially offset by mark-to-market losses in our fixed income portfolio and the decline in MediaAlpha’s share price. BAM produced record levels of premiums. Ark produced an 87% combined ratio, despite significant catastrophe activity, while growing premiums 33% year-over-year. The fair value of Kudu’s existing participation contracts increased 12% in the quarter, reflecting announced sale transactions and good portfolio performance in a volatile investment environment. Kudu grew adjusted EBITDA year-over-year and closed two new transactions. During the quarter, we repurchased a little over $500 million of shares, including the results of our self-tender offer. Undeployed capital now stands at roughly $1.1 billion.”

Comprehensive income (loss) attributable to common shareholders was $890 million and $748 million in the third quarter and first nine months of 2022 compared to $(373) million and $(308) million in the third quarter and first nine months of 2021. Results in the third quarter and first nine months of 2022 were driven primarily by the net gain from the sale of NSM of $876 million, which includes the impact of compensation and other costs recorded in Other Operations. Results in the third quarter and first nine months of 2022 also included $19 million and $113 million of unrealized investment losses from White Mountains’s investment in MediaAlpha compared to $397 million and $326 million in the third quarter and first nine months of 2021.

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) collected were $46 million and $109 million in the third quarter and first nine months of 2022 compared to $28 million and $84 million in the third quarter and first nine months of 2021. BAM insured municipal bonds with par value of $4.1 billion and $13.5 billion in the third quarter and first nine months of 2022 compared to $4.0 billion and $12.6 billion in the third quarter and first nine months of 2021. Total pricing was 110 and 81 basis points in the third quarter and first nine months of 2022 compared to 69 and 66 basis points in the third quarter and first nine months of 2021. BAM’s total claims paying resources were $1,260 million at September 30, 2022 compared to $1,192 million at December 31, 2021 and $1,181 million at September 30, 2021.

Seán McCarthy, CEO of BAM, said, “BAM posted good results for par insured and premiums during the third quarter. Demand for insured bonds remained strong as investors focused on liquidity and quality ratings in response to volatile market conditions. That consistent demand, and the higher rate environment, helped improve pricing over the prior year.”

HG Global reported pre-tax income (loss) of $(12) million and $(35) million in the third quarter and first nine months of 2022 compared to $7 million and $16 million in the third quarter and first nine months of 2021. The decrease in HG Global’s pre-tax income (loss) in the third quarter and first nine months of 2022 compared to the third quarter and first nine months of 2021 was driven primarily by net unrealized investment losses on the HG Global fixed income portfolio.

White Mountains reported pre-tax loss related to BAM of $32 million and $98 million in the third quarter and first nine months of 2022 compared to $15 million and $47 million in the third quarter and first nine months of 2021. The increase in pre-tax loss related to BAM in the third quarter and first nine months of 2022 compared to the third quarter and first nine months of 2021 was driven primarily by net unrealized investment losses on the BAM fixed income portfolio.

BAM is a mutual insurance company that is owned by its members. BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

Ark

Ark’s GAAP combined ratio was 87% and 90% in the third quarter and first nine months of 2022 compared to 92% and 95% in the third quarter and first nine months of 2021. Ark’s adjusted combined ratio, which adds back amounts attributable to third-party capital providers, was 86% and 90% in the third quarter and first nine months of 2022 compared to 89% and 93% in the third quarter and first nine months of 2021. The adjusted combined ratio for the third quarter and first nine months of 2022 included 21 points and 17 points of catastrophe losses compared to 21 points and 16 points in the third quarter and first nine months of 2021. Catastrophe losses for the third quarter and first nine months of 2022 included $51 million related to Hurricane Ian on a net basis after reinstatement premiums. The adjusted combined ratio in the third quarter and first nine months of 2022 also included four points and five points of favorable prior year development compared to six points and five points in the third quarter and first nine months of 2021.

Ark reported gross written premiums of $216 million and $1,253 million, net written premiums of $193 million and $1,007 million and net earned premiums of $346 million and $758 million in the third quarter and first nine months of 2022 compared to gross written premiums of $162 million and $895 million, net written premiums of $121 million and $726 million and net earned premiums of $213 million and $436 million and in the third quarter and first nine months of 2021. Ark reported pre-tax income (loss) of $24 million and $(20) million in the third quarter and first nine months of 2022 compared to $11 million and $(4) million in third quarter and first nine months of 2021. Ark’s results included net realized and unrealized investment gains (losses) of $(14) million and $(77) million in the third quarter and first nine months of 2022 compared to $0.3 million and $10 million in the third quarter and first nine months of 2021. Ark’s pre-tax loss for the first nine months of 2021 also included $25 million of transaction expenses related to White Mountains’s transaction with Ark.

Ian Beaton, CEO of Ark, said, “Ark had a good third quarter notwithstanding global catastrophe activity. The adjusted combined ratio was 86% in the quarter. This included $74 million of catastrophe losses, including the estimated impact of Hurricane Ian, and $13 million of favorable prior year development, principally in property lines. Gross written premiums were $216 million in the quarter and $1.25 billion year-to-date, up 33% and 40%, respectively, from 2021 levels. Risk-adjusted rate change is up 9% year-to-date. Market conditions remain attractive, and we continue to see upward pressure on rates in many of the classes of business we underwrite.”

Kudu

Kudu reported total revenues of $56 million, pre-tax income of $47 million and adjusted EBITDA of $12 million in the third quarter of 2022 compared to total revenues of $29 million, pre-tax income of $23 million and adjusted EBITDA of $7 million in the third quarter of 2021. Total revenues and pre-tax income in the third quarter of 2022 included $41 million of net realized and unrealized investment gains on Kudu’s participation contracts compared to $19 million in the third quarter of 2021.

Kudu reported total revenues of $87 million, pre-tax income of $66 million and adjusted EBITDA of $33 million in the first nine months of 2022 compared to total revenues of $89 million, pre-tax income of $70 million and adjusted EBITDA of $19 million in the first nine months of 2021. Total revenues and pre-tax income in the first nine months of 2022 included $46 million of realized and unrealized gains on Kudu’s participation contracts, compared to $63 million in the first nine months of 2021.

Rob Jakacki, CEO of Kudu, said, “The Kudu portfolio performed well in the third quarter. Trailing 12 month revenues from participation contracts increased 10% quarter over quarter to $59 million, while adjusted EBITDA increased 10% quarter over quarter to $47 million. Annualized revenues finished the quarter at $66 million while annualized adjusted EBITDA reached $53 million. We were pleased to close two investments during the quarter: GenTrust, an independent RIA, and Escalate Capital Partners, a private credit and opportunistic growth equity manager. We continue to identify specialized high-quality asset and wealth managers worldwide and expect to make additional investments this year.”

MediaAlpha

White Mountains owns 16.9 million shares of MediaAlpha, representing a 27% basic ownership interest (25% on a fully-diluted/fully-converted basis). As of September 30, 2022, the closing price was $8.75 per share, which decreased from $9.85 per share at June 30, 2022. As of September 30, 2022, the value of White Mountains’s investment in MediaAlpha was $148 million, which decreased from $167 million at June 30, 2022. At our current level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $6.60 per share increase or decrease in White Mountains’s book value per share and adjusted book value per share. Our focus remains on MediaAlpha’s intrinsic value, not on fluctuations in its share price. We encourage you to read MediaAlpha’s third quarter earnings release and related shareholder letter, which is available on MediaAlpha’s investor relations website at www.investors.mediaalpha.com.

Other Operations

White Mountains’s Other Operations reported pre-tax loss of $58 million and $191 million in the third quarter and first nine months of 2022 compared to $387 million and $340 million in the third quarter and first nine months of 2021. Unrealized investment losses from White Mountains’s investment in MediaAlpha were $19 million and $113 million in the third quarter and first nine months of 2022 compared to $397 million and $326 million in the third quarter and first nine months of 2021. Excluding MediaAlpha, net realized and unrealized investment gains (losses) were $(17) million and $3 million in the third quarter and first nine months of 2022 compared to $15 million and $34 million in the third quarter and first nine months of 2021. Net investment income was $9 million and $14 million in the third quarter and first nine months of 2022 compared to $5 million and $16 million in the third quarter and first nine months of 2021.

White Mountains’s Other Operations reported general and administrative expenses of $40 million and $119 million in the third quarter and first nine months of 2022 compared to $14 million and $79 million in the third quarter and first nine months of 2021. The increases in general and administrative expenses in the third quarter and first nine months of 2022 compared to the third quarter and first nine months of 2021 were driven by higher incentive compensation costs, primarily in connection with the sale of NSM.

Share Repurchases

In the third quarter of 2022, White Mountains repurchased and retired 366,645 of its common shares for $509 million at an average share price of $1,388.24, or 94% of White Mountains’s September 30, 2022 adjusted book value per share. In the first nine months of 2022, White Mountains repurchased and retired 457,180 of its common shares for $611 million at an average share price of $1,335.44, or 91% of White Mountains’s September 30, 2022 adjusted book value per share.

In the third quarter of 2021, White Mountains repurchased and retired 79,294 of its common shares for $87 million at an average share price of $1,098.82, or 93% of White Mountains’s September 30, 2021 adjusted book value per share. In the first nine months of 2021, White Mountains repurchased and retired 86,512 of its common shares for $95 million at an average share price of $1,093.87 or 93% of White Mountains’s September 30, 2021 adjusted book value per share.

Investments

The total consolidated portfolio return was 0.4% in the third quarter of 2022. Excluding MediaAlpha, the total consolidated portfolio return was 0.5% in the third quarter of 2022. The total consolidated portfolio return was -8.0% in the third quarter of 2021. Excluding MediaAlpha, the total consolidated portfolio return was 1.4% in the third quarter of 2021.

The total consolidated portfolio return was -3.6% in the first nine months of 2022. Excluding MediaAlpha, the total consolidated portfolio return was -1.4% in the first nine months of 2022. The total consolidated portfolio return was -3.7% in the first nine months of 2021. Excluding MediaAlpha, the total consolidated portfolio return was 4.6% in the first nine months of 2021.

Mark Plourde, President of White Mountains Advisors, said, “Excluding MediaAlpha, the total portfolio was up 0.5% in the quarter. Positive equity results offset mark-to-market losses in the fixed income portfolio as interest rates continued to increase in the quarter. Our short duration fixed income portfolio returned -0.8%, ahead of the BBIA Index return of -3.8%. The equity portfolio, excluding MediaAlpha, returned 2.8%, ahead of the S&P 500 return of -4.9%, driven primarily by gains from Kudu’s participation contracts.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	September 30, 2022	December 31, 2021	September 30, 2021
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$874.4	$934.1	$898.4
Short-term investments	62.3	32.4	50.3
Total investments	936.7	966.5	948.7
Cash	17.3	19.8	21.8
Insurance premiums receivable	6.6	6.9	6.9
Deferred acquisition costs	34.9	33.1	31.7
Other assets	22.3	18.5	18.7
Total Financial Guarantee assets	1,017.8	1,044.8	1,027.8
P&C Insurance and Reinsurance (Ark)
Fixed maturity investments	741.8	688.6	618.1
Common equity securities	286.4	251.1	159.6
Short-term investments	309.4	296.2	396.5
Other long-term investments	329.7	326.2	320.6
Total investments	1,667.3	1,562.1	1,494.8
Cash	123.4	67.8	116.5
Reinsurance recoverables	550.9	448.4	465.6
Insurance premiums receivable	698.6	416.0	482.3
Ceded unearned premiums	59.7	67.1	92.1
Deferred acquisition costs and value of in-force business acquired	151.4	108.2	127.8
Goodwill and other intangible assets	292.5	292.5	292.5
Other assets	62.9	64.9	61.3
Total P&C Insurance and Reinsurance assets	3,606.7	3,027.0	3,132.9
Asset Management (Kudu)
Other long-term investments	813.2	669.5	604.8
Cash (restricted $8.9, $4.5, $4.5)	76.6	21.4	14.8
Accrued investment income	12.5	16.9	9.0
Goodwill and other intangible assets	8.7	8.9	9.0
Other assets	9.7	10.4	8.4
Total Asset Management assets	920.7	727.1	646.0
Other Operations
Fixed maturity investments	238.1	286.2	316.4
Short-term investments	824.7	129.5	156.8
Common equity securities	46.4	—	—
Investment in MediaAlpha	148.2	261.6	316.4
Other long-term investments	479.8	382.1	360.2
Total investments	1,737.2	1,059.4	1,149.8
Cash	28.4	38.7	30.9
Goodwill and other intangible assets	92.0	39.1	48.7
Other assets	142.2	59.5	71.2
Assets held for sale - NSM Group	—	989.0	1,006.3
Assets held for sale	—	16.1	—
Total Other Operations assets	1,999.8	2,201.8	2,306.9
Total assets	$7,545.0	$7,000.7	$7,113.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	September 30, 2022	December 31, 2021	September 30, 2021
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$286.7	$266.3	$257.0
Debt	146.4	—	—
Accrued incentive compensation	21.6	24.7	21.0
Other liabilities	29.5	30.9	32.5
Total Financial Guarantee liabilities	484.2	321.9	310.5
P&C Insurance and Reinsurance (Ark)
Loss and loss adjustment expense reserves	1,329.4	894.7	890.9
Unearned insurance premiums	781.3	495.9	596.6
Debt	180.0	185.9	200.7
Reinsurance payable	312.7	424.1	481.4
Contingent consideration	32.9	28.0	24.0
Other liabilities	107.6	93.8	87.4
Total P&C Insurance and Reinsurance liabilities	2,743.9	2,122.4	2,281.0
Asset Management (Kudu)
Debt	253.5	218.2	195.6
Other liabilities	59.7	42.8	40.2
Total Asset Management liabilities	313.2	261.0	235.8
Other Operations
Debt	35.6	16.8	19.1
Accrued incentive compensation	67.2	48.5	44.7
Other liabilities	34.6	30.1	49.7
Liabilities held for sale - NSM Group	—	495.3	518.5
Total Other Operations liabilities	137.4	590.7	632.0
Total liabilities	3,678.7	3,296.0	3,459.3

Equity
White Mountains’s common shareholder’s equity
White Mountains’s common shares and paid-in surplus	535.3	588.9	586.2
Retained earnings	3,175.9	2,957.5	2,935.3
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation and interest rate swap	(3.2)	1.7	.2
Total White Mountains’s common shareholders’ equity	3,708.0	3,548.1	3,521.7
Non-controlling interests	158.3	156.6	132.6
Total equity	3,866.3	3,704.7	3,654.3
Total liabilities and equity	$7,545.0	$7,000.7	$7,113.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	September 30, 2022	June 30, 2022	December 31, 2021	September 30, 2021
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,708.0	$3,323.3	$3,548.1	$3,521.7
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(110.8)	(115.9)	(125.9)	(128.0)
HG Global’s unearned premium reserve (1)	232.2	221.6	214.6	206.8
HG Global’s net deferred acquisition costs (1)	(65.9)	(62.6)	(60.8)	(58.1)
Adjusted book value per share numerator	$3,763.5	$3,366.4	$3,576.0	$3,542.4
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	2,576.2	2,942.9	3,017.8	3,029.6
Unearned restricted common shares	(17.5)	(20.9)	(13.7)	(17.0)
Adjusted book value per share denominator	2,558.7	2,922.0	3,004.1	3,012.6
GAAP book value per share	$1,439.31	1,129.27	$1,175.73	$1,162.44
Adjusted book value per share	$1,470.84	1,152.12	$1,190.39	$1,175.86
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.

	September 30, 2022	June 30, 2022	December 31, 2021	September 30, 2021
Quarter-to-date change in GAAP book value per share, including dividends:	27.5%	(4.5)%	1.1%	(9.1)%
Quarter-to-date change in adjusted book value per share, including dividends:	27.7%	(4.3)%	1.2%	(9.0)%
Year-to-date change in GAAP book value per share, including dividends:	22.5%	(3.9)%	(6.5)%	(7.6)%
Year-to-date change in adjusted book value per share, including dividends:	23.6%	(3.1)%	(5.7)%	(6.9)%
Year-to-date dividends per share	$1.00	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
GOODWILL AND OTHER INTANGIBLE ASSETS
(Unaudited)

	September 30, 2022	June 30, 2022		December 31, 2021	September 30, 2021
Summary of goodwill and other intangible assets (in millions):
Goodwill:
Ark	$116.8	$116.8		$116.8	$116.8
Kudu	7.6	7.6		7.6	7.6
Other Operations	51.1	77.4	(1)	17.9	17.4	(2)
Total goodwill	175.5	201.8		142.3	141.8
Other intangible assets:
Ark	175.7	175.7		175.7	175.7
Kudu	1.1	1.1		1.3	1.4
Other Operations	40.9	19.4		21.2	31.3
Total other intangible assets	217.7	196.2		198.2	208.4
Total goodwill and other intangible assets	393.2	398.0		340.5	350.2
Goodwill and other intangible assets attributed to non-controlling interests	(103.1)	(103.4)		(91.8)	(92.0)
Goodwill and other intangible assets included in White Mountains’s common shareholders’ equity	$290.1	$294.6		$248.7	$258.2

1) The relative fair values of goodwill and of other intangible assets recognized in connection with recent acquisitions within Other Operations had not yet been finalized June 30, 2022.
2) The relative fair values of goodwill and of other intangible assets recognized in connection with an acquisition within Other Operations had not yet been finalized September 30, 2021.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$7.1	$6.7	$26.0	$19.6
Net investment income	5.7	4.4	15.1	13.2
Net realized and unrealized investment gains (losses)	(38.8)	(4.0)	(114.0)	(15.6)
Other revenues	1.3	.3	3.7	.9
Total Financial Guarantee revenues	(24.7)	7.4	(69.2)	18.1
P&C Insurance and Reinsurance (Ark)
Earned insurance premiums	346.1	213.4	757.8	435.8
Net investment income	4.9	.6	9.7	1.8
Net realized and unrealized investment gains (losses)	(14.4)	.3	(76.5)	10.3
Other revenues	6.6	3.4	10.1	9.4
Total P&C Insurance and Reinsurance revenues	343.2	217.7	701.1	457.3
Asset Management (Kudu)
Net investment income	14.8	9.5	41.2	26.1
Net realized and unrealized investment gains (losses)	41.1	18.9	45.8	62.5
Other revenues	—	.1	—	.2
Total Asset Management revenues	55.9	28.5	87.0	88.8
Other Operations
Net investment income	8.5	5.0	13.6	16.1
Net realized and unrealized investment gains (losses)	(17.3)	15.3	2.8	34.0
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	(18.6)	(396.8)	(113.3)	(325.5)
Commission revenues	3.2	2.4	8.7	7.0
Other revenues	33.0	28.1	89.6	57.6
Total Other Operations revenues	8.8	(346.0)	1.4	(210.8)
Total revenues	$383.2	$(92.4)	$720.3	$353.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	$1.7	$3.0	$9.5	$6.5
General and administrative expenses	15.8	12.4	49.5	42.7
Interest expense	2.0	—	5.4	—
Total Financial Guarantee expenses	19.5	15.4	64.4	49.2
P&C Insurance and Reinsurance (Ark)
Loss and loss adjustment expenses	213.7	129.2	456.2	247.8
Insurance and reinsurance acquisition expenses	74.8	53.7	174.9	124.4
General and administrative expenses	26.9	21.8	79.8	84.4
Interest expense	3.7	2.1	10.6	4.5
Total P&C Insurance and Reinsurance expenses	319.1	206.8	721.5	461.1
Asset Management (Kudu)
General and administrative expenses	4.5	3.3	10.2	9.0
Amortization of other intangible assets	—	—	.2	.2
Interest expense	4.2	1.9	10.3	9.2
Total Asset Management expenses	8.7	5.2	20.7	18.4
Other Operations
Cost of sales	25.0	24.0	68.8	45.9
General and administrative expenses	39.9	14.4	118.9	79.4
Amortization of other intangible assets	1.4	2.0	3.2	2.9
Interest expense	.6	.4	1.2	1.1
Total Other Operations expenses	66.9	40.8	192.1	129.3
Total expenses	414.2	268.2	998.7	658.0
Pre-tax income (loss) from continuing operations	(31.0)	(360.6)	(278.4)	(304.6)
Income tax (expense) benefit	7.4	(28.6)	26.1	(52.2)
Net income (loss) from continuing operations	(23.6)	(389.2)	(252.3)	(356.8)
Net income (loss) from discontinued operations, net of tax - NSM Group	6.3	5.3	16.4	(23.8)
Net gain (loss) from sale of discontinued operations, net of tax - NSM Group	886.8	—	886.8	—
Net gain (loss) from sale of discontinued operations, net of tax - Sirius Group	—	—	—	18.7
Net income (loss)	869.5	(383.9)	650.9	(361.9)
Net (income) loss attributable to non-controlling interests	18.7	12.5	101.5	53.7
Net income (loss) attributable to White Mountains’s common shareholders	$888.2	$(371.4)	$752.4	$(308.2)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss) attributable to White Mountains’s common shareholders	$888.2	$(371.4)	$752.4	$(308.2)
Other comprehensive income (loss), net of tax	(1.4)	—	(3.0)	(.3)
Other comprehensive income (loss) from discontinued operations, net of tax - NSM Group	.7	(2.2)	(5.2)	.9
Net gain (loss) from foreign currency translation from sale of discontinued operations, net of tax - NSM Group	2.9	—	2.9	—
Comprehensive income (loss)	890.4	(373.6)	747.1	(307.6)
Other comprehensive (income) loss attributable to non-controlling interests	(.3)	.2	.4	—
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$890.1	$(373.4)	$747.5	$(307.6)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Basic earnings (loss) per share
Continuing operations	$(1.66)	$(121.90)	$(50.73)	$(98.16)
Discontinued operations	308.59	1.72	304.97	(1.29)
Total consolidated operations	$306.93	$(120.18)	$254.24	$(99.45)

Diluted earnings (loss) per share
Continuing operations	$(1.66)	$(121.90)	$(50.73)	$(98.16)
Discontinued operations	308.59	1.72	304.97	(1.29)
Total consolidated operations	$306.93	$(120.18)	$254.24	$(99.45)
Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended September 30, 2022	HG Global/BAM
	HG Global	BAM	Ark	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$5.9	$1.2	$346.1	$—	$—	$353.2
Net investment income	2.8	2.9	4.9	14.8	8.5	33.9
Net investment income (expense) - BAM surplus note interest	2.9	(2.9)	—	—	—	—
Net realized and unrealized investment gains (losses)	(19.6)	(19.2)	(14.4)	41.1	(17.3)	(29.4)
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	(18.6)	(18.6)
Commission revenues	—	—	—	—	3.2	3.2
Other revenues	.1	1.2	6.6	—	33.0	40.9

Total revenues	(7.9)	(16.8)	343.2	55.9	8.8	383.2
Expenses:
Loss and loss adjustment expenses	—	—	213.7	—	—	213.7
Insurance acquisition expenses	1.6	.1	74.8	—	—	76.5
Cost of sales	—	—	—	—	25.0	25.0
General and administrative expenses	.6	15.2	26.9	4.5	39.9	87.1
Amortization of other intangible assets	—	—	—	—	1.4	1.4
Interest expense	2.0	—	3.7	4.2	.6	10.5
Total expenses	4.2	15.3	319.1	8.7	66.9	414.2

Pre-tax income (loss)	$(12.1)	$(32.1)	$24.1	$47.2	$(58.1)	$(31.0)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended September 30, 2021	HG Global/BAM
	HG Global	BAM	Ark	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$5.5	$1.2	$213.4	$—	$—	$220.1
Net investment income	1.9	2.5	.6	9.5	5.0	19.5
Net investment income (expense) - BAM surplus note interest	3.1	(3.1)	—	—	—	—
Net realized and unrealized investment gains (losses)	(2.0)	(2.0)	.3	18.9	15.3	30.5
Net unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	(396.8)	(396.8)
Commission revenues	—	—	—	—	2.4	2.4
Other revenues	.1	.2	3.4	.1	28.1	31.9

Total revenues	8.6	(1.2)	217.7	28.5	(346.0)	(92.4)
Expenses:
Loss and loss adjustment expenses	—	—	129.2	—	—	129.2
Insurance acquisition expenses	1.5	1.5	53.7	—	—	56.7
Cost of sales	—	—	—	—	24.0	24.0
General and administrative expenses	.2	12.2	21.8	3.3	14.4	51.9
Amortization of other intangible assets	—	—	—	—	2.0	2.0
Interest expense	—	—	2.1	1.9	.4	4.4

Total expenses	1.7	13.7	206.8	5.2	40.8	268.2

Pre-tax income (loss)	$6.9	$(14.9)	$10.9	$23.3	$(386.8)	$(360.6)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX (LOSS) INCOME
(millions)
(Unaudited)

For the Nine Months Ended September 30, 2022	HG Global/BAM
	HG Global	BAM	Ark	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$21.5	$4.5	$757.8	$—	$—	$783.8
Net investment income	7.1	8.0	9.7	41.2	13.6	79.6
Net investment income (expense) - BAM surplus note interest	8.8	(8.8)	—	—	—	—
Net realized and unrealized investment gains (losses)	(57.8)	(56.2)	(76.5)	45.8	2.8	(141.9)
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	(113.3)	(113.3)
Commission revenues	—	—	—	—	8.7	8.7
Other revenues	.3	3.4	10.1	—	89.6	103.4

Total revenues	(20.1)	(49.1)	701.1	87.0	1.4	720.3
Expenses:
Loss and loss adjustment expenses	—	—	456.2	—	—	456.2
Insurance and reinsurance acquisition expenses	7.6	1.9	174.9	—	—	184.4
Cost of sales	—	—	—	—	68.8	68.8
General and administrative expenses	2.1	47.4	79.8	10.2	118.9	258.4
Amortization of other intangible assets	—	—	—	.2	3.2	3.4
Interest expense	5.4	—	10.6	10.3	1.2	27.5
Total expenses	15.1	49.3	721.5	20.7	192.1	998.7

Pre-tax income (loss)	$(35.2)	$(98.4)	$(20.4)	$66.3	$(190.7)	$(278.4)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Nine Months Ended September 30, 2021	HG Global/BAM
	HG Global	BAM	Ark	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$16.1	$3.5	$435.8	$—	$—	$455.4
Net investment income	5.4	7.8	1.8	26.1	16.1	57.2
Net investment income (expense) - BAM surplus note interest	9.1	(9.1)	—	—	—	—
Net realized and unrealized investment gains (losses)	(9.5)	(6.1)	10.3	62.5	34.0	91.2
Net unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	(325.5)	(325.5)
Commission revenues	—	—	—	—	7.0	7.0
Other revenues	.3	.6	9.4	.2	57.6	68.1

Total revenues	21.4	(3.3)	457.3	88.8	(210.8)	353.4
Expenses:
Loss and loss adjustment expenses	—	—	247.8	—	—	247.8
Insurance and reinsurance acquisition expenses	4.3	2.2	124.4	—	—	130.9
Cost of sales	—	—	—	—	45.9	45.9
General and administrative expenses	1.3	41.4	84.4	9.0	79.4	215.5
Amortization of other intangible assets	—	—	—	.2	2.9	3.1
Interest expense	—	—	4.5	9.2	1.1	14.8
Total expenses	5.6	43.6	461.1	18.4	129.3	658.0

Pre-tax income (loss)	$15.8	$(46.9)	$(3.8)	$70.4	$(340.1)	$(304.6)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
($ in millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
BAM	2022	2021	2022	2021
Gross par value of primary market policies issued	$3,269.0	$3,813.7	$10,147.8	$11,171.2
Gross par value of secondary market policies issued	826.5	157.4	3,269.4	646.6
Gross par value of assumed reinsurance	42.5	—	42.5	805.5
Total gross par value of market policies issued	$4,138.0	$3,971.1	$13,459.7	$12,623.3
Gross written premiums	$19.7	$12.8	$46.2	$39.0
MSC collected	26.0	14.7	62.3	44.8
Total gross written premiums and MSC collected	$45.7	$27.5	$108.5	$83.8
Total pricing	110 bps	69 bps	81 bps	66 bps

	As of September 30, 2022	As of December 31, 2021	As of September 30, 2021
Policyholders’ surplus	$316.9	298.1	$322.8
Contingency reserve	113.9	101.8	102.7
Qualified statutory capital	430.8	399.9	425.5
Statutory net unearned premiums	53.3	49.5	48.3
Present value of future installment premiums and MSC	13.3	13.8	13.9
HG Re, Ltd collateral trusts at statutory value	512.7	478.9	442.8
Fidus Re, Ltd collateral trust at statutory value	250.0	250.0	250.0
Claims paying resources	$1,260.1	$1,192.1	$1,180.5

	Three Months Ended September 30,		Nine Months Ended September 30,
HG Global	2022	2021	2022	2021
Net written premiums	$16.8	$10.9	$39.6	$33.4
Earned premiums	$5.9	$5.5	$21.5	$16.1

	As of September 30, 2022	As of December 31, 2021	As of September 30, 2021
Unearned premiums	$239.7	$221.5	$213.4
Deferred acquisition costs	$68.0	$62.7	$59.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Ark	For the Three Months Ended September 30, 2022
	GAAP	Third-Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$215.5	$—	$215.5
Net written premiums	$192.6	$2.1	$194.7
Net earned premiums	$346.1	$3.3	$349.4

Insurance expenses:
Loss and loss adjustment expenses	$213.7	$(1.5)	$212.2
Insurance and reinsurance acquisition expenses	74.8	—	74.8
Other underwriting expenses (1)	13.2	.9	14.1
Total insurance expenses	$301.7	$(.6)	$301.1

Ratios:
Loss and loss adjustment expense	61.7%		60.7%
Insurance and reinsurance acquisition expense	21.6		21.4
Other underwriting expense	3.8		4.0
Combined Ratio	87.1%		86.1%
(1) Included within general and administrative expenses.

	For the Three Months Ended September 30, 2021
	GAAP	Third-Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$162.4	$—	$162.4
Net written premiums	$120.9	$2.0	$122.9
Net earned premiums	$213.4	$18.2	$231.6

Insurance expenses:
Loss and loss adjustment expenses	$129.2	$9.0	$138.2
Insurance and reinsurance acquisition expenses	53.7	—	53.7
Other underwriting expenses (1)	13.3	.4	13.7
Total insurance expenses	$196.2	$9.4	$205.6

Ratios:
Loss and loss adjustment expense	60.5%		59.7%
Insurance and reinsurance acquisition expense	25.2		23.2
Other underwriting expense	6.2		5.9
Combined Ratio	91.9%		88.8%
(1) Included within general and administrative expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Ark	For the Nine Months Ended September 30, 2022
	GAAP	Third-Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$1,252.5	$—	$1,252.5
Net written premiums	$1,006.5	$3.4	$1,009.9
Net earned premiums	$757.8	$9.2	$767.0

Insurance expenses:
Loss and loss adjustment expenses	$456.2	$1.9	$458.1
Insurance and reinsurance acquisition expenses	174.9	—	174.9
Other underwriting expenses (1)	53.9	2.7	56.6
Total insurance expenses	$685.0	$4.6	$689.6

Ratios:
Loss and loss adjustment expense	60.2%		59.7%
Insurance and reinsurance acquisition expense	23.1		22.8
Other underwriting expense	7.1		7.4
Combined Ratio	90.4%		89.9%
(1) Included within general and administrative expenses.

	For the Nine Months Ended September 30, 2021
	GAAP	Third-Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$895.0	$—	$895.0
Net written premiums	$725.5	$(5.9)	$719.6
Net earned premiums	$435.8	$65.0	$500.8

Insurance expenses:
Loss and loss adjustment expenses	$247.8	$47.2	$295.0
Insurance and reinsurance acquisition expenses	124.4	—	124.4
Other underwriting expenses (1)	43.6	1.6	45.2
Total insurance expenses	$415.8	$48.8	$464.6

Ratios:
Loss and loss adjustment expense	56.9%		58.9%
Insurance and reinsurance acquisition expense	28.5		24.8
Other underwriting expense	10.0		9.0
Combined Ratio	95.4%		92.7%
(1) Included within general and administrative expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Kudu	Three Months Ended September 30, 2021	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Twelve Months Ended September 30, 2022
Net investment income	$9.5	$14.8	$26.1	$41.2	$59.0
Net realized and unrealized investment gains (losses)	18.9	41.1	62.5	45.8	73.2
Other revenues	.1	—	.2	—	—
Total revenues	28.5	55.9	88.8	87.0	132.2
General and administrative expenses	3.3	4.5	9.0	10.2	15.7
Amortization of other intangible assets	—	—	.2	.2	.3
Interest expense	1.9	4.2	9.2	10.3	12.8
Total expenses	5.2	8.7	18.4	20.7	28.8
GAAP pre-tax income (loss)	23.3	47.2	70.4	66.3	103.4
Income tax (expense) benefit	(7.9)	(16.6)	(25.4)	(21.1)	(25.2)
GAAP net income (loss)	15.4	30.6	45.0	45.2	78.2

Add back:
Interest expense	1.9	4.2	9.2	10.3	12.8
Income tax expense (benefit)	7.9	16.6	25.4	21.1	25.2
General and administrative expenses – depreciation	—	—	—	—	—
Amortization of other intangible assets	—	—	.2	.2	.3
EBITDA	25.2	51.4	79.8	76.8	116.5

Exclude:
Net realized and unrealized investment (gains) losses	(18.9)	(41.1)	(62.5)	(45.8)	(73.2)
Non-cash equity-based compensation expense	.2	—	.4	.1	.9
Transaction expenses	.9	1.2	.9	1.4	2.5
Adjusted EBITDA	$7.4	$11.5	$18.6	$32.5	46.7

Adjustment to annualize partial year revenues for participation contracts acquired					6.7
Adjustment to remove partial year revenues for participation contracts sold					(.2)
Annualized adjusted EBITDA					$53.2

GAAP net investment income revenue					$59.0
Adjustment to annualize partial year revenues for participation contracts acquired					6.7
Adjustment to remove partial year revenues for participation contracts sold					(.2)
Annualized revenue					$65.5

Total net capital drawn and invested (1)					$653.9

Cash revenue yield					10.0%

(1) Total net capital drawn represents equity and debt capital drawn and invested less cumulative distributions.

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled from their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest and using an 8% discount rate, was estimated to be $114 million, $120 million, $130 million and $132 million less than the nominal GAAP carrying values as of September 30, 2022, June 30, 2022, December 31, 2021 and September 30, 2021, respectively.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $172 million, $164 million, $159 million and $154 million as of September 30, 2022, June 30, 2022, December 31, 2021 and September 30, 2021, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the BAM surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 7.

•Ark’s adjusted loss and loss adjustment expense ratio, adjusted insurance acquisition expense ratio, adjusted other underwriting expense ratio and adjusted combined ratio are non-GAAP financial measures, which are derived by adjusting the GAAP ratios to add back the impact of whole-account quota-share reinsurance arrangements attributable to third-party capital providers for Ark’s Lloyd’s syndicates. The impact of these reinsurance arrangements relates to years of account prior to White Mountains’s transaction with Ark. White Mountains believes these adjustments are useful to management and investors in evaluating Ark’s results on a fully aligned basis (i.e., 100% of the syndicates’ results). The reconciliation from the GAAP ratios to the adjusted ratios is included on page 17.

•Kudu’s EBITDA, adjusted EBITDA, annualized adjusted EBITDA and annualized revenue are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each adjustment follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes revenues related to revenue and earnings participation contracts sold during the previous 12-month period.

Annualized revenue is a non-GAAP financial measure that adds the adjustments for annualized adjusted EBITDA to GAAP net investment income revenue.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors in understanding the full earnings profile of Kudu’s business as of the end of any 12-month period. See page 19 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Total consolidated portfolio return	0.4%	(8.0)%	(3.6)%	(3.7)%
Remove MediaAlpha	0.1%	9.4%	2.2%	8.3%
Total consolidated portfolio return excluding MediaAlpha	0.5%	1.4%	(1.4)%	4.6%

Three Months Ended September 30, 2022
Total equity portfolio return	1.6%
Remove MediaAlpha	1.2%
Total equity portfolio return excluding MediaAlpha	2.8%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share, adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021;
•claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, severe winter weather, public health crises, terrorist attacks, explosions, infrastructure failures, cyber-attacks or armed conflicts;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•the trends and uncertainties from the COVID-19 pandemic, including judicial interpretations on the extent of insurance coverage provided by insurers for COVID-19 pandemic related claims;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by ratings agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.